UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 6, 2008

Date of Report (date of Earliest Event Reported)

MORTLOCK VENTURES INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
8105 Irvine Center Drive #800, Irvine, California 92618
(Address of principal executive offices and zip code)

(604) 324-1955

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In the period covered by this current report on Form 8-K, Mortlock Ventures Inc. (the “Company”) entered into two (2) letters of intent, as described in detail below. The description of each is wholly qualified in its entirety by reference to the full text of the respective agreement filed as an exhibit hereto.

Capital Truss, Inc. Letter of Intent

On or about March 6, 2008, the Company entered into a Letter of Intent with CAPITAL TRUSS, INC., a California corporation (“CTI”) and all of the shareholders of CTI (the “CTI Shareholders”) which summarized the principal terms of a proposal by the Company to acquire from the CTI Shareholders, all of the issued and outstanding shares of capital stock of CTI, in exchange for certain shares of the Company’s common stock (the “CTI LOI”).

The CTI LOI provided that the Company would issue, or cause to be transferred, such number of shares of its common stock (the “Common Stock”) to the CTI Shareholders so that upon issuance, the CTI Shareholders, in the aggregate, own thirty million (30,000,000) shares of the Company’s common stock (the “Mortlock Shares”). At or immediately following the Closing (as such term is defined below), there shall be no more than a total of forty-nine million two hundred eight thousand (49,208,000) shares of the Company’s common stock issued and outstanding, including the aforementioned thirty million (30,000,000) shares.

The CTI LOI provided for the creation of a class of preferred stock which has three (3) votes per share (the “Preferred Stock”). The Preferred Stock expires fifteen (15) years from the Closing Date (as such term is defined below) and is non-transferrable. The amount of Preferred Shares issuable to the CTI Shareholders is such that upon issuance, the CTI Shareholders, in the aggregate, own thirty million (30,000,000) shares of the Company’s Preferred Stock and so that there are no more than a total of forty-nine million two hundred eight thousand (49,208,000) shares of the Company’s Preferred Stock are issued and outstanding, including the aforementioned thirty million (30,000,000) shares.

Upon execution of a definitive agreement, the Company shall appoint the following individuals as members to the Company’s Board of Directors (the “Board”): Maximilian Schwartz, George Alvarez and Colin Tay. Following appointment of the aforementioned individuals, all remaining members of the Board shall resign.

The closing is set to occur not later than sixty (60) days after execution of the definitive Agreement or as soon thereafter as possible (the “Closing” or the “Closing Date”).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTLOCK VENTURES INC.

Date: March 6, 2008	By:	/s/ Michael Laidlaw

	Name:	Michael Laidlaw
	Title:	President